Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-168374) on Form S-8 and Registration Statement (No. 333-186822 and 333-196341) on Form S-3 of Renewable Energy Group, Inc. and subsidiaries of our report dated March 13, 2014, relating to our audit of the consolidated financial statements of Syntroleum Corporation as of and for the year ended December 31, 2013, included in this Current Report on Form 8-K/A.

/s/ HoganTaylor LLP

Tulsa, Oklahoma

August 22, 2014